Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 033-60293, 333-04259, 333-27169, 333-31107, 333-82998, 333-126986 and 333-133334) of Independent Bank Corp. of our report dated March 23, 2007 relating to our audit of the consolidated financial statements of Slade’s Ferry Bancorp. and subsidiary as of and for the years ended December 31, 2006 and 2005, which report appears in the Annual Report on Form 10-K of Slade’s Ferry Bancorp. for the year ended December 31, 2006 and in this Current Report on Form 8-K/A. We also consent to the incorporation by reference of our report dated February 12, 2008, except for Note 1, as to which the date is February 20, 2008, relating to our audit of the consolidated financial statements of Slade’s Ferry Bancorp. and subsidiary as of December 31, 2007 and 2006 and for each of the years ended December 31, 2007, 2006 and 2005, which appears in this Current Report on Form 8-K/A.
/s/ Wolf & Company, P.C.
Boston, Massachusetts
May 7, 2008